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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Commonwealth Telephone Enterprises, Inc., which is incorporated by reference in Commonwealth Telephone Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 30, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 30, 2000